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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Board of Directors
Saxton Incorporated:

We consent to the incorporation by reference in this registration statement on Form S-8 of Saxton Incorporated of our report dated March 24, 1998, relating to the consolidated balance sheet of Saxton Incorporated and subsidiaries as of December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, and all related schedules, which report appears in the December 31, 1998, annual report on Form 10-K/A of Saxton Incorporated.

KPMG LLP


Los Angeles, California
August 6, 1999